                                                                     Exhibit 4.9


                                  PC-TEL, INC.

               ADDENDUM TO AMENDED AND RESTATED RIGHTS AGREEMENT

     This Addendum (the "Addendum") to the Amended and Restated Rights Agreement dated December 31, 1997 (the "Rights Agreement") is made as of February 1, 1999 by and between PC-Tel, Inc., a Delaware corporation (the "Company") and PFF Bank and Trust, Inc., a California corporation ("PFF").

                                    RECITALS

     WHEREAS, in consideration for a loan to the Company, the Company has issued PFF a warrant to purchase 10,000 shares of Series C Preferred Stock of the Company at $8.00 per share ("Warrant")

     WHEREAS, in addition to the Warrant, the Company has agreed to grant PFF certain registration and other rights.

     WHEREAS, the Company and holders of the Company's Series B Preferred Stock and Series C Preferred Stock (the "Prior Rights Holders") previously entered into the Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. The Company agrees to grant PFF those rights as set forth in the Rights Agreement as attached as Exhibit A, under all of the terms and conditions
                                ---------
of the Rights Agreement.

     2. In accordance with Section 8 of the Rights Agreement, the registration rights granted to PFF are on a pari passu basis with the rights of the Prior Rights Holders. Should the underwriters impose a limit to the number of Registrable Securities (as defined in the Rights Agreement) that may be included in a registration statement, PFF's registration rights shall be subordinate to the registration rights granted to the Prior Rights Holders.

     3. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.
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              [ADDENDUM TO AMENDED AND RESTATED RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date set forth above.

"COMPANY"                           PC-TEL, INC.
                                    A Delaware corporation


                                    By: /s/ Peter Chen
                                       ------------------------------------
                                         Peter Chen, President &
                                         Chief Executive Officer


"PFF"                                   PFF Bank & Trust
                                    ---------------------------------------
                                         (name of entity)


                                    By: /s/ Kenneth O. Wentzel
                                       ------------------------------------
                                         (signature)


                                        /s/ Kenneth O. Wentzel
                                    ---------------------------------------
                                         (print name)

                                        Vice President
                                    ---------------------------------------
                                         (title)

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